UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2007 (June 29, 2007)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 29, 2007, Chemtura Corporation announced the completion of the sale of its EPDM business, the Celogen® foaming agents associated with the rubber industry, and its Geismar, Louisiana facility to an affiliate of Lion Chemical Capital, Lion Copolymer, LLC. Chemtura will account for the transaction in its second quarter financial results. Proceeds are being used to reduce debt that was incurred to fund the recent acquisition of specialty lubricant producer Kaufman Holdings. Substantially all of the 195 employees affected by the transaction are expected to transfer to the purchaser or one of its agents. Revenues for 2006 of the businesses being sold were approximately $185 million.

A copy of the press release announcing the completion of the sale of the businesses is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

*  *  *

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release Dated June 29, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date:	July 2, 2007

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Press Release Dated June 29, 2007